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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File Nos. 333-192132) and S-8 (File Nos. 333-82292, 333-131656, 333-148682, 333-159938, 333-168786, 333-182821 and 333-190435) of AMAG Pharmaceuticals, Inc. of our report dated February 10, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Boston, Massachusetts February 10, 2014

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  Exhibit 23.1